August 24, 2021 Acquisition of ettain group Exhibit 99.2

FORWARD-LOOKING STATEMENTS This presentation contains statements, including without limitation statements regarding anticipated timing and completion of the proposed transaction, anticipated results of the proposed transaction and the impact on our future financial and operating performance, the expected tax treatment of the transaction, anticipated synergies, expected integration and transaction costs, and the intended sources of funds for the transaction, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Forward looking statements can be identified through the use of words such as “may,” “will,” “intend,” “should,” “expect,” “believe,” “estimate,” “anticipate” and similar expressions. Actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause actual results to differ materially from those contained in the forward-looking statements include, among others, (i) our inability to achieve expectations regarding the timing, completion, integration, accounting and tax treatments related to the proposed acquisition of ettain; (ii) our inability to achieve expected synergies and operating efficiencies from the proposed acquisition within the expected time frames or at all; (iii) the potential impact of the announcement on relationships with our and/or ettain group’s employees, customers, suppliers and other business partners; (iv) inability to retain key personnel; (v) changes in legislation or regulations; (vi) developments in the COVID-19 pandemic and resulting business and operational impacts on us and/or ettain; (vii) economic, financial or social conditions that could adversely affect us, ettain or the proposed transaction; (viii) unanticipated liabilities or exposures for which we have not been indemnified or otherwise may not recover under insurance or otherwise; and (ix) other risks to ManpowerGroup’s business and results of operations; each as further discussed in ManpowerGroup’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which information is incorporated by reference. We caution that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Strategic Rationale ManpowerGroup to acquire ettain group (ettain), one of the largest privately held IT resourcing and services providers in North America Will increase capability to provide IT resourcing and services across expanded industry verticals Will improve gross profit and EBITA margin profile driven by higher growth professional services concentrated in IT Pro Forma TTM June 30, 2021 Gross Profit Mix with ettain TTM June 30, 2021 Gross Profit Mix 20% Manpower Total Gross Profit $3.1B Experis Manpower Experis Talent Solutions Total Gross Profit $3.3B Talent Solutions 1 Trailing twelve months. 1

Acceleration of our Diversification, Digitization and Innovation (DDI) Strategy Our Diversification strategy focuses on accelerated growth of higher margin businesses Our Experis brand revenues will move from $3.8 billion to $4.5 billion following this acquisition Global IT staffing market of $76 billion Favorable ongoing trends boosted by pandemic period acceleration of global technology investment Our IT specialization combined with a superior global footprint positions ManpowerGroup to significantly advance its global leadership in IT resourcing and services Strategic Rationale 1. Source: Staffing Industry Analysts 2022 Estimate. 1

ettain group Overview ettain Industry Vertical Composition IT Resourcing & Services 1 1 Pro forma results assume businesses ettain acquired occurred at the beginning of the period. $724 million in revenues, $75 million EBITDA for the twelve months ended June 30, 2021 on a pro forma basis National footprint with 28 offices with significant presence in the southeast U.S. Gross profit margin above 20% Diversified client base across several high growth industry sectors Substantially all convenience segment clients with exceptional client service ratings Minimal regional or client overlap

Experis Revenues Post-acquisition Combined Experis Business Will combine two leading IT professional services providers to offer clients a more integrated suite of IT and workforce solutions Will be integrated into Experis brand, ManpowerGroup’s business specializing in IT resourcing and services Current ettain leadership will continue and integrate into our Experis business strengthening our overall capabilities NA, 27% NA, 39% Revenues $3.8B Revenues $4.5B APME Southern Europe Americas APME Americas Southern Europe Northern Europe Northern Europe TTM June 30, 2021 Experis Revenues Pre-acquisition 1 1 Pro forma revenues with ettain group estimated for 2021.

Acquisition Summary Purchase price of $925 million in cash – no debt assumed ManpowerGroup funding with existing cash plus approximately $150 million from its revolving credit facility; intend to repay over 12 months On a tax basis, transaction will be primarily an asset acquisition with a tax basis step-up Cash tax savings estimated to be approximately $9 million per year for 15 years NPV of anticipated tax benefits to approximate $65 million After reducing the purchase price value by the tax benefit value, represents a valuation of ~11.5x TTM Adjusted EBITDA on a pro forma basis

Acquisition Summary Expected to be immediately accretive to EPS, excluding one time and integration costs (+10 cents Q4 2021, +50 cents in 2022) Cost synergies estimated at $10 million beginning in 2023 Transaction costs estimated at $15 million Integration costs estimated at $20 million during first 12 months Transaction is expected to close as early as late September 2021 Standard closing conditions including HSR approval

Significantly advances our business mix diversification Acquiring a leader in IT resourcing and services to expand our capabilities Increases our presence in North America – the largest IT resourcing and services market in the world Improved mix of business will benefit from higher growth opportunities driving margins higher Key Take Aways